EXHIBIT 10.7

DATASTREAM SYSTEMS, INC.
ARGENTINEAN STOCK OPTION PLAN

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

1.         Definitions

(a)       “Affiliate” means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b)      “Board” means the Board of Directors of Datastream.

(c)       “Change of Control” means (i) an acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of Datastream, other than any acquisition by Datastream or any employee benefit plan that Datastream sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream (a “business transaction”), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of Datastream (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream immediately before such business transaction, and (iii) the sale or other disposition of all or substantially all of the assets of Datastream, other than to a corporation with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream immediately before such sale or other disposition.

(d)      “Code” means the Internal Revenue Code of 1986, as amended.

(e)       “Committee” means the Board or any committee appointed by the Board to administer the Plan.

(f)       “Company” shall mean Computec Sistemas, S.A., an Argentinean corporation and wholly-owned subsidiary of Datastream.

(g)      “Common Stock” shall mean the common stock, $.01 par value per share, of Datastream.

(h)      “Datastream” shall mean Datastream Systems, Inc., a Delaware corporation.

(i)       “Disability” means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the Argentinean Labor Risks Law (“Ley de Riesgos del Trabajo”) or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

(j)       “Employee” means any person who is employed on a full-time basis by the Company for purposes of the Argentinean Labor Contract Law (“Ley de Contrato de Trabajo”), as amended by the Argentinean Labor Reform Law (“Ley de la Reforma Laboral”) in October 1998.

(k)      “Exchange Act” means the (U.S.) Securities Exchange Act of 1934, as amended from time to time.

(1)      “Fair Market Value” with regard to a date means the closing price at which Common Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal; provided that, Fair Market Value of the shares of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Common Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Optionee. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Optionee.

(m)     “Option” means an option to purchase Common Stock granted pursuant to the Plan which is not an “incentive” stock option pursuant to Section 422 of the United States Internal Revenue Code of 1986, as amended.

(n)      “Optionee” means the recipient of an Option as defined in the applicable Stock Option Agreement.

(o)      “Option Shares” means the number of shares of Common Stock subject to a particular option granted under the Plan, as defined in the applicable Stock Option Agreement.

(p)      “Plan” means the Datastream Systems, Inc. Argentinean Stock Option Plan.

(q)      “Securities Act” means the (U.S.) Securities Act of 1933, as amended from time to time.

(r)       “Stock Option Agreement” means an agreement between Datastream and an Employee or other documentation evidencing an award of an Option pursuant to the Plan.

(s)       “Termination for Cause” means a termination by the Company of the employment relationship between the Optionee and the Company due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company; (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

(t)       “Voting Securities” means the shares of capital stock of an entity entitled to vote generally in the election of that entity’s directors.

2.         Eligibility. Options may be granted only to Employees.

3.         Term and Exercise of Option.

(a)       The Optionee shall have the right to exercise an Option granted to him under this Plan from time to time during the Exercise Period (as defined in the applicable Stock Option Agreement) with respect to all or any part of the vested Option Shares.

(b)      (1)      As a condition to exercising an Option, the Optionee must deliver to the Chief Financial Officer of Datastream on any business day: (A) written notice, signed by the person exercising the Option, specifying the number of Option Shares being exercised and making the representations and covenants in substantially the form provided in the Notice of Exercise attached as Exhibit A hereto; (B) payment of the Purchase Price (as defined in Section 4 hereof) in cash or in shares of Common Stock that have been held by the Optionee for at least six months; and (C) payment in cash of the tax withholding liability arising from the exercise.

(2)       Upon receipt of such notice and payment in full of the Purchase Price and tax withholding liability, Datastream shall cause to be issued a certificate representing the shares of Common Stock purchased.

(c)       Except as otherwise provided in the applicable Stock Option Agreement, an Option granted under the Plan shall terminate on the earliest of (i) the last day of the Exercise Period; (ii) the date the Committee exercises its right pursuant to Section 7 to terminate the Option; (iii) thirty (30) days after Optionee ceases to be an Employee, except if such termination is due to a Termination for Cause, death or Disability, (iv) one-hundred eighty (180) days after Optionee ceases to be an Employee if such termination is due to death or Disability; (v) if Optionee ceases to be an Employee as a result of a Termination for Cause, the time of such termination; or (vi) on the tenth anniversary of the Date of Grant (as defined in the applicable Stock Option Agreement) of the Option.

4.         Purchase Price. Upon the exercise of all or a portion of an Option, the Optionee must pay to Datastream the Exercise Price (as defined in the applicable Stock Option Agreement and subject to adjustment pursuant to Section 7 hereof) multiplied by the number of the Option Shares being acquired through the exercise of the Option (the “Purchase Price”). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

5.         Non-Transferability of Option. Except for any transfer of an Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in an Option. Any such disposition not made in accordance with the Plan shall be deemed null and void. An Option shall be exercisable during the lifetime of the Optionee only by the Optionee, and after his death by a legatee or legatees under the Optionee’s last will and testament or by his personal representative or representatives, who shall be bound by the terms and conditions of this Plan and the applicable Stock Option Agreement.

6.         No Rights as Stockholder. Optionee, or his permitted transferee under Section 5, shall have no rights as a stockholder of Datastream with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to an Option for which the record date is prior to the date of exercise hereof, except as provided in Section 7 below.

7.         Changes in Capitalization; Merger Liquidation.

(a)       The number of shares of Common Stock reserved for the grant of Options; the number of shares of Common Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares of Common Stock or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by Datastream.

(b)      In the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream, the Committee may make such adjustments with respect to Options and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of restrictions on outstanding Options. Notwithstanding the foregoing sentence, however, in the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream that would result in a Change of Control, any Option granted hereunder shall become fully vested and immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence. Any adjustment pursuant to this Section 7(b) may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option.

(c)       The existence of the Plan and the Options granted pursuant to the Plan shall not limit or otherwise adversely affect in any way the right or power of Datastream to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Datastream, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of Datastream, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

8.         Number of Option Shares. The number of shares of Common Stock as to which an Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 10 as to the total number of shares of Common Stock available for grants under the Plan.

9.         Stock Subject to the Plan. Subject to adjustment in accordance with Section 7 hereof, 125,000 shares of Common Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Options. At no time shall Datastream have outstanding Options and shares of Common Stock issued in respect of Options granted under this Plan in excess of the Maximum Plan Shares; for this purpose, the shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

10.      Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the persons to whom Options shall be granted and the terms and provisions of Options, subject to the provisions of the Plan. The Committee shall have full and conclusive authority to interpret the Plan; to vary the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements; to accelerate the time at which Options can be exercised; to terminate the Plan; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions shall be final and binding on all Employees receiving Options under the Plan.

11.      Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement shall be subject to the terms of the Plan, and any provisions contained in the Stock Option Agreement that are inconsistent with the Plan shall be null and void to the extent of the inconsistency.

12.      Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 12, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously-issued Option being replaced thereby.

13.      Purpose of the Plan. The Plan is intended to (a) provide incentive to selected Employees to stimulate their efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by selected Employees of the Company by providing them with a means to acquire a proprietary interest in Datastream; and (c) provide a means of obtaining, rewarding and retaining select Employees.

14.      Governing Laws. This Plan and the applicable Stock Option Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, that any Option granted hereunder may not be exercised unless, in the reasonable judgment of the Board, such exercise is in compliance with exemptions under applicable securities laws of the jurisdiction in which Optionee resides and/or any other applicable U.S. and Argentinean securities laws. Datastream agrees to use its best efforts to register the shares of Common Stock into which the Options are convertible under applicable U.S. and Argentinean federal and state securities laws as soon as practicable, and in any event prior to the date on which any portion of an Option is vested hereunder.

15.      Successors. This Plan shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of Datastream and Optionee under Section 5.

16.      Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to Datastream Systems, Inc. (attention of the Chief Financial Officer), at 50 Datastream Plaza, Greenville, South Carolina 29605, or at any other address as Datastream, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee’s address as shown on the records of Datastream, or at any other address as Optionee, by notice to Datastream, may designate in writing from time to time.

17.      Severability. In the event that any one or more of the provisions or portion thereof contained in this Plan or the applicable Stock Option Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Plan or the applicable Stock Option Agreement, and this Plan or the applicable Stock Option Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein or therein.

18.      Entire Agreement. This Plan, and the applicable Stock Option Agreement relating to any Option granted pursuant to this Plan, expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

19.      Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing the Plan and the applicable Stock Option Agreement.

20.      Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Plan and the applicable Stock Option Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

21.      Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

22.      Restrictions on Delivery and Sale of Shares Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares of Common Stock covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option, the assignment of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been affected. If a registration statement is not in effect under the Securities Act, or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of the Option or as a condition to any other delivery of Common Stock pursuant to an Option, that the Optionee or other recipient of an Option represent, in writing, that the shares of Common Stock received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares of Common Stock will not be disposed of except pursuant to an effective registration statement, unless Datastream shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. Datastream may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as Datastream, in its discretion, shall deem appropriate.

23.      Effective Date of Plan. The Plan became effective on March 12, 1999, the date of the approval by the Board of Directors.